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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 31, 2004

Aberdeen Australia Equity Fund, Inc.
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(Exact name of registrant as specified in charter)

Maryland (State of Incorporation)	001-9032 (Commission File Number)	133304681 (I.R.S. Employer Identification No.)

100 Mulberry Street, Newark, New Jersey (Address of Principal Executive Offices)	07102-4077 (Zip Code)

(212) 968 - 8800
(Registrant's telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

     As previously reported to shareholders, Full Value Partners, L.P. ("Full Value") filed a purported class action on behalf of the Fund's shareholders, in Newark, New Jersey federal court in March 2003 against both the Fund and its Board of Directors. Full Value sought injunctive relief enjoining (i) the effectuation of a then proposed tender offer, (ii) the enforcement of certain bylaw amendments, and (iii) the overturning of any "wrongful election" of directors of the Fund. The Fund and its Directors believed, and continue to believe, that the claims were without merit. On March 31, 2004, as part of a settlement agreement, Full Value's claims were dismissed with prejudice. Full Value determined that, in light of various events and circumstances occurring since the filing of the lawsuit, including the forthcoming submission of two corporate governance proposals at the Fund's 2004 Annual Meeting of Stockholders, Full Value would not proceed with the suit if the Fund agreed to pay Full Value's legal fees of approximately $81,000. The Fund has so agreed, without any admission of liability, in order to avoid additional litigation expense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ABERDEEN AUSTRALIA EQUITY FUND, INC.
Date: April 15, 2004	By: /s/ Beverley Hendry Beverley Hendry, Vice President